                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement                 Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                             CKE RESTAURANTS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                              CKE RESTAURANTS, INC.
                           1200 NORTH HARBOR BOULEVARD
                            ANAHEIM, CALIFORNIA 92801

                                 ---------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  JUNE 18, 1997

To the Stockholders of CKE Restaurants, Inc.:

     The Annual Meeting of Stockholders of CKE Restaurants, Inc. ("CKE" or the "Company"), will be held at the Irvine Marriott Hotel, 18000 Von Karman Avenue, Irvine, California, on Wednesday, June 18, 1997 at 9:30 a.m. for the following purposes:

     1. To elect three directors, each for a term of three years;

     2. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     Only stockholders of record at the close of business on April 28, 1997 will be entitled to notice of and to vote at the meeting or any postponement or adjournment thereof.

                                             By Order of the Board of Directors,




                                             Robert A. Wilson,
                                             Secretary
Anaheim, California
May 14, 1997
-------------------------------------------------------------------------------

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, TO ASSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, YOU ARE REQUESTED TO SIGN THE ATTACHED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.
-------------------------------------------------------------------------------

                              CKE RESTAURANTS, INC.
                            1200 N. HARBOR BOULEVARD
                            ANAHEIM, CALIFORNIA 92801
                                 ---------------


                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 18, 1997

                                 ---------------

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of CKE Restaurants, Inc., a Delaware corporation, ("CKE" or the "Company"), for use at the Annual Meeting of Stockholders to be held at the Irvine Marriott Hotel, 18000 Von Karman Avenue, Irvine, California, on Wednesday, June 18, 1997 at 9:30 a.m. (the "Meeting"), and at any postponements or adjournments thereof.

     This Proxy Statement and accompanying proxy card are first being mailed to stockholders on or about May 14, 1997.



                             SOLICITATION OF PROXIES

     At the Meeting, the stockholders of CKE will be asked (1) to vote upon the election of three directors, each for a term of three years, and (2) to act upon such other matters as may properly come before the Meeting or any postponements or adjournments thereof. CKE's Board of Directors is asking for your proxy for use at the Meeting. All shares of CKE Common Stock represented by any properly executed proxy that is not revoked will be voted at the Meeting in accordance with the instructions indicated in such proxy. If no instructions are marked on a properly executed returned proxy, the shares represented thereby will be voted FOR the election of the director nominees listed below. A properly executed proxy marked "ABSTAIN", although counted for purposes of determining whether a quorum is present at the Meeting, will not be voted. Although management does not know of any other matter to be acted upon at the Meeting, shares represented by valid proxies will be voted by the persons named on the Proxy Card in accordance with their best judgment with respect to any other matters that may properly come before the Meeting. A stockholder giving a proxy may revoke it at any time before it is exercised by filing with CKE's Secretary either a written notice of revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person. Attendance at the meeting will not, in itself, constitute revocation of a previously granted proxy.

     The cost of solicitation of proxies in the enclosed form will be paid by CKE. In addition, following the mailing of this Proxy Statement, directors, officers and regular employees of CKE may solicit proxies by mail, telephone, telegraph or personal interview. Such persons will receive no additional compensation for such services. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of CKE Common Stock of record will be requested to forward proxy soliciting material to the beneficial owners of such shares and will be reimbursed by CKE for their charges and expenses in connection therewith. In addition, CKE may use the services of individuals or companies it does not regularly employ in connection with the solicitation of proxies if management determines that it is advisable to do so, at an estimated cost of $5,000 plus out-of-pocket expenses.

                             RECORD DATE AND VOTING

     Only holders of CKE Common Stock of record at the close of business on April 28, 1997 (the "Record Date") are entitled to notice of, and to vote at, the Meeting. There were 33,403,234 shares of CKE Common Stock outstanding on the Record Date. The presence at the Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum, and abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Meeting. On all matters to come before the Meeting, each holder of Common Stock will be entitled to one vote per share, except that voting for directors may be cumulative. In the election of directors, holders of Common Stock are entitled to as many votes as shall equal the number of votes that he or she would be entitled to cast (but for the cumulative voting provision) multiplied by the number of directors to be elected, and may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them, as he or she may see fit.

     Election of directors will be determined by the vote of the holders of a plurality of the shares voting on such election. A proxy may indicate that all or a portion of the shares represented by such proxy are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares held in street name on a proposal in the absence of instructions from the beneficial owner. Shares that are not voted with respect to a specific proposal will be considered as not present and entitled to vote on such proposal, even though such shares will be considered present for purposes of determining a quorum and voting in favor of such proposal. Abstentions on a specific proposal will be considered as present, but not as voting in favor of such proposal. Neither broker non-votes nor abstentions will have any effect on the vote required to elect directors.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     The Board of Directors of CKE is divided into three classes, as nearly equal in number as possible. Each class serves for a period of three years, with the terms of office of the respective classes expiring in successive years. The foregoing notwithstanding, directors serve until their successors have been duly elected and qualified or until they resign, become disqualified or disabled, or are otherwise removed. The class of directors whose term expires as of the date of the Meeting consists of William P. Foley II, Carl N. Karcher and W. Howard Lester.

     The proxies solicited hereby are intended to be voted for the nominees whose names are listed below. Discretionary authority to cumulate votes represented by proxies is solicited by the Board of Directors because, in the event nominations are made in opposition to the nominees of the Board of Directors, it is the intention of the persons named in the accompanying Proxy Card to cumulate votes represented by proxies for individual nominees in accordance with their best judgment in order to assure the election of as many of the Board's nominees as possible. The three nominees are presently directors and have indicated their willingness to continue to serve as directors, if elected. The persons named in the proxy will have discretionary authority to vote for others if any nominee becomes unable or unwilling to serve prior to the Meeting. To the knowledge of CKE, all three nominees are and will be able to serve.

INFORMATION CONCERNING NOMINEES AND OTHER DIRECTORS

                              NOMINEES FOR ELECTION

                                                                      FIRST YEAR
                                                                       BECAME                OTHER CORPORATE
      NAME            AGE       PRINCIPAL OCCUPATION                  DIRECTOR                 DIRECTORSHIPS
-------------------   ---       --------------------                  --------                 -------------
William P. Foley II    52     Chairman of the Board and Chief         1993             Fidelity National Financial, Inc.; Micro
                              Executive Officer, CKE; Chairman of                      General Corporation; Rally's Hamburgers,
                              the Board and Chief Executive                            Inc.; Checkers Drive-In Restaurants, Inc.;
                              Officer, Fidelity National Financial,                    DataWorks Corporation.
                              Inc.
Carl N. Karcher        80     Chairman Emeritus, CKE                  1966             --
W. Howard Lester       61     Chairman of the Board and Chief         1996             Williams-Sonoma, Inc.; The Good Guys, Inc.;
                              Executive Officer, Williams-Sonoma,                      Harold's Stores, Inc.;
                              Inc.                                                     Il Fornaio America.

     WILLIAM P. FOLEY II became Chief Executive Officer of CKE in October 1994 and Chairman of the Board of Directors in March 1994. Since 1981, Mr. Foley has been Chairman of the Board of Directors, President (until January 1995) and Chief Executive Officer of Fidelity National Financial, Inc, a company engaged in title insurance and related services. Mr. Foley is also a member of the Boards of Directors of Micro General Corporation, Rally's Hamburgers, Inc., Checkers Drive-In Restaurants, Inc. and DataWorks Corporation.

           CARL N. KARCHER, the Company's founder, purchased his first hot dog stand on July 17, 1941 and has been developing CKE's concepts since that time. He first became a director of CKE in 1966 and has served as Chairman Emeritus since January 1994. He was Chairman of the Board of CKE until October 1993, and served as Chief Executive Officer until December 1992. Prior to 1980, he was President of CKE. Carl N. Karcher is Carl L. Karcher's father.

     W. HOWARD LESTER was appointed as a director of CKE in January 1996. Mr. Lester became Chief Executive Officer of San Francisco based Williams-Sonoma, Inc., a retailer of kitchen and cooking supplies and equipment, in 1978 and Chairman of its Board in 1986. Mr. Lester also serves as a director of The Good Guys, Inc., Harold's Stores, Inc. and Il Fornaio America.


     THE BOARD OF DIRECTORS OF CKE RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL OF THE ABOVE NOMINEES.

                    DIRECTORS CONTINUING TO SERVE UNTIL 1998

                                                         FIRST YEAR
                                                          BECAME           OTHER CORPORATE
     NAME          AGE     PRINCIPAL OCCUPATION          DIRECTOR          DIRECTORSHIPS
----------------   ---     --------------------          --------          -------------

Carl L. Karcher    48      President, CLK, Inc.          1992              --
Frank P. Willey    43      President, Fidelity National  1994              Fidelity National Financial, Inc.; Southern
                           Financial, Inc.                                 Pacific Funding Corporation; Ugly Duckling
                                                                           Holdings, Inc.
Byron Allumbaugh   65      Business Consultant           1996              H. F. Ahmanson and Company; Automobile Club of
                                                                           Southern California; El Paso Energy Company;
                                                                           Ultramar Diamond Shamrock Incorporated.

     CARL L. KARCHER is the President of CLK, Inc., a franchisee of CKE. Mr. Karcher has been a franchisee of CKE since May 1985. For more than 17 years prior to that time, Mr. Karcher was employed by CKE in several capacities, including Vice President, Manufacturing and Distribution. Mr. Karcher first became a director in May 1992. Carl L. Karcher is Carl N. Karcher's son.

     FRANK P. WILLEY became President of Fidelity National Financial, Inc. in January 1995 and has been a director and Executive Vice President of Fidelity National Financial, Inc. since February 1984, and was General Counsel of Fidelity National Financial, Inc. from 1984 to January 1995. Mr. Willey also serves on the Boards of Directors of Southern Pacific Funding Corporation and Ugly Duckling Holdings, Inc.

     BYRON ALLUMBAUGH retired as Chairman of the Board of Ralphs Grocery Company on January 31, 1997, where he held numerous management positions from 1958, serving as Chairman of the Board and Chief Executive Officer from 1976 to 1995, and Chairman of the Board from 1995 until his retirement. Currently a self-employed business consultant, Mr. Allumbaugh is also a member of the Boards of Directors of H. F. Ahmanson and Company, Automobile Club of Southern California, El Paso Energy Company, and Ultramar Diamond Shamrock Incorporated.

                    DIRECTORS CONTINUING TO SERVE UNTIL 1999

                                                                       FIRST YEAR
                                                                       BECAME            OTHER CORPORATE
      NAME                    AGE    PRINCIPAL OCCUPATION              DIRECTOR           DIRECTORSHIPS
---------------------         ---    --------------------              -----------    ---------------------
Peter Churm                   71     Chairman Emeritus, Furon Company  1979           Furon Company;
                                                                                      Diedrichs Coffee, Inc.
Daniel D. (Ron) Lane          62     Chairman and Chief Executive      1993           Fidelity National Financial, Inc.;
                                     Officer, Lane/Kuhn Pacific, Inc.                 Resort Income Investors, Inc.

     PETER CHURM was Chairman of the Board of Furon Company, a publicly held diversified manufacturing company, from May 1980 through February 1992 and was President of that company for more than 16 years. Since February 1992, he has been Chairman Emeritus and a member of the Board of Directors of Furon Company. Mr. Churm is also a member of the Board of Directors of Diedrichs Coffee, Inc.

     DANIEL D. (RON) LANE became Vice Chairman of the Board of CKE in October 1994. Since February 1983, he has been a principal, Chairman and Chief Executive Officer of Lane/Kuhn Pacific, Inc., a real estate development company. Mr. Lane is a director of Fidelity National Financial, Inc., and also serves as a director of Resort Income Investors, Inc.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Executive Committee of the Board of Directors, comprised of Messrs. Foley and Lane, is empowered by the Board of Directors to take all actions that may otherwise be taken by the Board of Directors, to the extent permitted by law.

     In addition to the Executive Committee, the Board of Directors has two standing committees: the Audit Committee and the Compensation Committee. The Board does not have a nominating committee or other committee performing similar functions. The Audit Committee, whose current members are Messrs. Churm and Willey (Chairman), monitors CKE's basic accounting policies and their related system of internal controls, reviews CKE's audit and management reports and makes recommendations regarding the appointment of independent auditors. The Compensation Committee, whose current members are Messrs. Churm (Chairman) and Willey, considers the hiring and election of corporate officers, salary and incentive compensation policies for officers and directors, and the granting of stock options to employees.

     During fiscal 1997, the Board of Directors held eight meetings, the Audit Committee held one meeting, the Compensation Committee held one meeting and the Executive Committee held no meetings. During fiscal 1997, no director attended fewer than 75% of the aggregate meetings of the Board of Directors and the committee or committees on which he served, except W. Howard Lester, who attended two Board meetings.

STOCKHOLDER NOMINATIONS

     The Bylaws of CKE provide that any stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if timely written notice of such stockholder's intent to make such nomination is given, either by personal delivery or United States mail, postage prepaid, to the Secretary, CKE Restaurants, Inc., P.O. Box 4349, Anaheim, California 92803-4349. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the address provided not later than 90 days in advance of such meeting, or, if later, the seventh day following the first public announcement of the date of such meeting. A stockholder's notice to the Secretary must set forth: (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated,
(ii) a representation that the stockholder is a holder of record of CKE's Common Stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting and nominate the person or persons specified in the notice,
(iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (iv) such other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Securities Exchange Act of 1934, as amended, and (v) the consent of each nominee to serve as a director of CKE if so elected. CKE may require the stockholders making such nomination to furnish such other information as may be reasonably requested by CKE.

COMPENSATION OF DIRECTORS

     For their services as directors in fiscal 1997, each non-employee director received a base fee of $18,000 for attendance at the quarterly Board meetings. For attendance at each special Board meeting (meetings other than quarterly Board meetings), each non-employee director received a fee of $1,000. For attendance at Board Committee meetings which are held on a day other than the date of a scheduled Board meeting, each non-employee director received a fee of $1,000. For participation in telephonic Board meetings, each non-employee director received a fee of $500. Each non-employee director is expected to receive a fee of $18,000 in fiscal 1998 and $1,000 ($500 for telephonic meetings) for each Board meeting or committee meeting other than regular meetings attended in fiscal 1998.

                                 OTHER BUSINESS

     Presented by Management. Management does not know of any matter to be acted upon at the Meeting other than the matters described above, but if any other matter properly comes before the Meeting, the persons named on the enclosed Proxy Card will vote thereon in accordance with their best judgment.

     Presented by Stockholders. Pursuant to CKE's Bylaws, only such business shall be conducted at an annual meeting of stockholders as is properly brought before the meeting. For business to be properly brought before an annual meeting by a stockholder, in addition to any other applicable requirements, timely notice of the matter must be first given to the Secretary of CKE. To be timely, written notice must be received by the Secretary not later than 90 days in advance of such meeting or, if later, the seventh day following the first public announcement of the date of such meeting. Any notice to the Secretary must include as to each matter the stockholder proposes to bring before the meeting:
(a) a brief description of the business desired to be brought before the meeting and the reason for conducting such business at the annual meeting; (b) the name and record address of the stockholder proposing such business; (c) the class and number of shares of CKE which are beneficially owned by the stockholder; and (d) any material interest of the stockholder in such business. In addition, the stockholders making such proposal shall promptly provide any other information reasonably requested by CKE.

                      OWNERSHIP OF THE COMPANY'S SECURITIES

     The following table sets forth certain information regarding beneficial ownership of CKE's Common Stock as of the Record Date, by (i) each person who is known by CKE to beneficially own more than five percent of the outstanding CKE Common Stock, (ii) each director of CKE, (iii) each Named Executive Officer of CKE and (iv) all directors and executive officers of CKE as a group. Except as otherwise indicated, beneficial ownership includes both voting and investment power.


                                        AMOUNT AND NATURE
                                          OF BENEFICIAL    PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER     OWNERSHIP (#)     CLASS (%)
------------------------------------    -----------------  ----------
Cannae Limited Partnership..........     5,283,378(1)      15.8%
   3811 W. Charleston, Suite 210
   Las Vegas, Nevada 89102
Carl N. Karcher.....................     2,147,627(2)       6.4%
   1200 North Harbor Boulevard
   Anaheim, California 92801
William P. Foley II.................       588,590(3)       1.8%
Daniel D. (Ron) Lane................       148,750(4)         *
Frank P. Willey.....................        16,250(5)         *
Peter Churm.........................        36,986(6)         *
Carl L. Karcher.....................       123,242(7)         *
W. Howard Lester....................        10,000(8)         *
Byron Allumbaugh....................         2,000            *
C. Thomas Thompson..................        86,561(9)         *
Rory J. Murphy......................       163,859(9)         *
Robert E. Wheaton...................        12,500(9)         *
Robert W. Wisely....................        24,363(9)         *
All executive officers and directors
  as a group (15 persons)...........    3,804,559(10)     11.1%

----------

*     Less than one percent.

(1) Based on a Schedule 13D, as amended, filed by Cannae Limited Partnership (the "Partnership"), Folco Development Corporation ("Folco"), Daniel V., Inc. and the Daniel P. Lane Revocable Trust U/D/T July 10, 1992 (collectively, the "Daniel Entities"), Frank P. Willey and other persons and entities who are Class B Limited Partners of the Partnership. The aggregate number of shares set forth above includes: (a) 4,812,753 shares held directly by the Partnership; (b) 395,625 shares held directly by Folco; and (c) 75,000 shares held directly in the aggregate by the Daniel Entities. The Schedule 13D states that each of the foregoing persons and entities has sole voting and dispositive power with respect to the shares directly held by him or it. The Schedule 13D states that the Class A Limited Partner of the Partnership is Carl N. Karcher, as sole trustee of the Carl N. and Margaret M. Karcher Trust (the "Trust") (see the table above and related footnotes). In its Schedule 13D, the Trust and Mr. and Mrs. Karcher disclaim beneficial ownership of shares of Common Stock beneficially owned by the Partnership. The General Partner of the Partnership is Bognor Regis, Inc., a Nevada corporation. According to the
     Schedule 13D, William P. Foley II is a director of Bognor Regis, Inc. and owns and controls Folco.

(2) Includes (a) 1,963,386 shares beneficially held by the Trust; (b) 94 shares held by Mrs. Karcher; and (c) 182,500 shares subject to presently exercisable options or options that become exercisable on or prior to June 30, 1997. Excludes 26,100 shares held by the Carl N. and Margaret M. Karcher Foundation, the beneficial ownership of which the Trust and Mr. and Mrs. Karcher disclaim. The Trust and Mr. and Mrs. Karcher disclaim any beneficial ownership of the 4,812,753 shares held directly by the Partnership.

(3) Includes 395,625 shares held directly by Folco and 191,250 shares subject to presently exercisable options or options that become exercisable on or prior to June 30, 1997. Excludes (a) an aggregate of 4,887,753 of the shares described in footnote (1) above which are held directly by the Partnership and the Daniel Entities, and (b) 745,500 shares held by Fidelity National Financial, Inc. ("Fidelity"), of which Mr. Foley is a director and an executive officer.

(4) Includes 75,000 shares held directly by the Daniel Entities and 73,750 shares subject to presently exercisable options or options that become exercisable on or prior to June 30, 1997. Excludes (a) an aggregate of 5,208,378 of the shares described in footnote (1) above which are held directly by the Partnership and Folco, and (b) 745,500 shares held by Fidelity, of which Mr. Lane is a director.

(5) Includes 16,250 shares subject to presently exercisable options or options that become exercisable on or prior to June 30, 1997. Excludes (a) an aggregate of 5,283,378 of the shares described in footnote (1) above which are held directly by the Partnership, Folco and the Daniel Entities, and
     (b) 745,500 shares held by Fidelity, of which Mr. Willey is a director and an executive officer.

(6) Includes 19,250 shares subject to presently exercisable options or options that become exercisable on or prior to June 30, 1997.

(7) Includes (a) 98,049 shares held by Carl L. Karcher and Peggy L. Karcher, as trustees under a trust for the benefit of Carl L. and Peggy L. Karcher, (b) 19,250 shares subject to presently exercisable options or options that become exercisable on or prior to June 30, 1997, and (c) 5,673 shares owned by Carl L. Karcher's minor children.

(8) Includes 10,000 shares subject to presently exercisable options or options that become exercisable on or prior to June 30, 1997.

(9) Includes for Messrs. Thompson, Murphy, Wheaton and Wisely, 75,000 shares, 159,931 shares, 12,500 shares, and 17,500 shares, respectively, subject to presently exercisable options or options that become exercisable on or prior to June 30, 1997. Also includes for Mr. Thompson 150 shares owned by his minor children, for Mr. Murphy 2,256 shares held for his benefit under CKE's voluntary contributory profit sharing and savings investment plan and for Mr. Wisely 3,750 shares owned by R.W.W., Inc., of which Mr. Wisely is an officer and director.

(10) Includes shares described in footnotes (2) through (9) above and 204,382 shares subject to presently exercisable options or options that become exercisable on or prior to June 30, 1997 which are held by executive officers not listed in the above table. Excludes 4,812,753 shares described in footnote (1) above which are held directly by the Partnership, and 745,500 shares which are held directly by Fidelity.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION FOR THE FISCAL YEAR ENDED JANUARY 27, 1997

     The Committee, comprised of two non-employee directors, is responsible for administering the executive compensation policies, administering the various management incentive programs (including option plans), and making recommendations to the Board of Directors with respect to these policies and programs. In addition, the Committee makes annual recommendations to the Board of Directors concerning the compensation paid to the Chief Executive Officer and to each of the other executive officers of CKE (each, an "Executive Officer"), including the Named Executive Officers. Set forth below is a report submitted by the Committee addressing compensation policies for fiscal 1997 as they affected
(i) William P. Foley II, the Chief Executive Officer of CKE, and (ii) the other Executive Officers.

     Compensation Policies Towards Executive Officers. The Committee believes that the most effective executive compensation program is one that provides incentives to achieve both current and long-term strategic management goals, with the ultimate objective of enhancing stockholder value. In this regard, the Committee believes executive compensation should be comprised of cash as well as equity-based programs. Base salaries are generally set at market levels in order to attract and retain qualified and experienced executives. With respect to equity-based compensation, the Committee believes that an integral part of CKE's compensation program is the ownership and retention of CKE's Common Stock by its Executive Officers. By providing Executive Officers with a meaningful stake in CKE, the value of which is dependent on CKE's long-term success, a commonality of interests between CKE's Executive Officers and its stockholders is fostered.

     Relationship of Performance to Compensation. Compensation that may be earned by the Executive Officers in any fiscal year consists primarily of base salary, cash bonus and stock options. The significant factors that were considered in establishing the components of each Executive Officer's compensation package for fiscal 1997 are summarized below. The Committee, in its discretion, may apply entirely different factors, particularly different measures of financial performance, in setting executive compensation for future fiscal years, but all compensation decisions will be designed to further the general compensation policies indicated above.

     - Base Salary. The base salary for each Executive Officer is set on the basis of personal performance, the salary levels in effect for comparable positions with CKE's principal competitors (including, but not limited to, CKE's self-determined peer group set forth in the "Stockholder Performance Graph"), and CKE's financial performance relative to such competitors. Factors relating to individual performance that are assessed in setting base compensation are based on the particular duties and areas of responsibility of the individual Executive Officer. Factors relating to CKE's financial performance that may be related to increasing or decreasing base salary include revenues and earnings. The establishment of base compensation involves a subjective assessment and weighing of the foregoing criteria and is not based on any specific formula. After reviewing the major events and changes that occurred in fiscal 1996, the Committee approved increases in some base salaries to remain competitive with market base salaries and to reflect new responsibilities for some Executive Officers.

     - Cash Bonus. Annual bonuses are earned by each Executive Officer on the basis of CKE's achievement of pre-tax income targets established at the start of the fiscal year and on the basis of the particular Executive Officer's duties and areas of responsibility. Bonus amounts are established based on various levels of performance against such targets. The Committee assesses CKE and individual performance against the established targets and provides for bonuses based on the targeted performance levels actually achieved. Because CKE achieved the targeted levels of pre-tax income for fiscal 1997, the Committee approved bonuses for CKE's Executive Officers in the total amount of $1,233,436, of which $523,283 was paid subsequent to the fiscal 1997 year end.

     - Stock Options. Stock option grants motivate Executive Officers to manage the business to improve long-term CKE performance and align the interests of Executive Officers with stockholder value. Customarily, option grants are made with exercise prices equal to the fair market value of the shares on the grant date and will be of no value unless the market price of CKE's shares of Common Stock appreciates, thereby aligning a substantial part of the Executive Officer's compensation package with the return realized by the stockholders. Options generally vest in equal installments over a period of time, contingent upon the Executive Officer's continued employment with CKE. Accordingly, an option will provide a return to the Executive Officer only if the Executive Officer remains employed by CKE and the market price of the underlying shares appreciates over the option term. The size of an option grant is designed to create a meaningful opportunity for stock ownership and is based upon the individual's current position with CKE, internal comparability with option grants made to other CKE executives and the individual's potential for future responsibility and promotion over the option term. The Committee has established an award program which takes into account the level of responsibility in the organization and total compensation compared to comparable companies in making option grants to the Executive Officers, in an attempt to target a fixed number of unvested option shares based upon the individual's position with CKE and the Executive Officer's existing holdings of unvested options. As such, the award of stock options requires subjective judgment as to the amount of the option. However, the Committee does not adhere strictly to these guidelines and will occasionally vary the size of the option grant, if any, made to each Executive Officer as circumstances warrant.

     Chief Executive Officer Compensation. William P. Foley II became CKE's Chief Executive Officer in October 1994. Mr. Foley did not receive any compensation during fiscal 1995 for such position. In March 1995, Mr. Foley's base compensation was established at $200,000 for fiscal 1996, based on information provided by Kieckhafer, Kraus & Company ("Kieckhafer"). While certain of the companies taken into account by Kieckhafer were the same as those considered in setting Mr. Foley's compensation level for fiscal 1996, the Kieckhafer information also included a number of other companies. Mr. Foley's base compensation remained unchanged for fiscal 1997. Additionally, Mr. Foley received a bonus pursuant to his fiscal 1997 bonus program. Mr. Foley's compensation under that bonus program was substantially related to the Company's performance because it provided for a bonus, determined pursuant to a specific formula based on the achievement of certain financial goals of the Company.

     Corporate Deduction for Compensation. Section 162(m) of the Internal Revenue Code generally limits to $1.0 million the corporate deduction for compensation paid to certain executive officers, unless certain requirements are met. At this time, CKE's deduction for officer compensation is not limited by the provisions of Section 162(m). The Committee intends to monitor regulations issued pursuant to Section 162(m) and to take such actions with respect to the executive compensation program as are reasonably necessary to preserve the corporate tax deduction for executive compensation paid.



                                                 Peter Churm (Chairman)
                                                 Frank P. Willey

     The report of the Compensation Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that CKE specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                          STOCKHOLDER PERFORMANCE GRAPH

       COMPARISON OF FIVE YEAR CUMULATIVE TOTAL STOCKHOLDER RETURN AMONG
                 CKE RESTAURANTS, INC., RUSSELL 2000 INDEX AND
                    SELECTED RESTAURANT PEER GROUP INDEX(1)


 -------------------------------------------------------------------------------------------------
                              1/27/92     1/25/93     1/31/94     1/30/95     1/29/96     1/27/97
 -------------------------------------------------------------------------------------------------
  CKE Restaurants, Inc.        $100        $104        $167        $ 85        $207        $416
  Russell 2000                 $100        $118        $143        $141        $186        $221
  Restaurant Peer Group        $100        $107        $109        $ 88        $ 70        $ 75
 -------------------------------------------------------------------------------------------------

(1) Restaurant Peer Group Index is comprised of the following companies: Bob Evans Farms, Inc.; Foodmaker Inc.; Ground Round Restaurants, Inc.; Hanover Direct, Inc.*; IHOP Corporation; Luby's Cafeterias, Inc.; Morrison Inc.; Piccadilly Cafeterias, Inc.; Ryan's Family Steak Houses, Inc.; Shoney's Inc.; Sizzler International, Inc.; and VICORP Restaurants, Inc.

* On 4/15/93, Horn & Hardart Co. merged with and into Hanover Direct, Inc.

     The Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that CKE specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth, for the years indicated, the compensation awarded to, earned by or paid to the Chief Executive Officer of CKE and each of the four other most highly compensated executive officers (collectively with the Chief Executive Officer, the "Named Executive Officers") of CKE who were so employed by CKE as of January 27, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                                  LONG-TERM
                                                        ANNUAL COMPENSATION                  COMPENSATION AWARDS
                                           ------------------------------------------       --------------------
                                                                       OTHER ANNUAL         SECURITIES UNDERLYING       ALL OTHER
                                 FISCAL       SALARY         BONUS     COMPENSATION                OPTIONS            COMPENSATION
        NAME AND TITLE            YEAR          ($)           ($)         ($)(1)                     (#)(2)              ($)(3)
        --------------           -------   ------------  ------------  -------------            --------------        ------------
William P. Foley II...........   1997         200,000      150,000             --                  187,500               --
  Chairman, Chief                1996         194,904           --             --                  337,500               --
  Executive Officer              1995              --           --             --                   41,250               --

C. Thomas Thompson............   1997         280,077      550,000          6,331                  187,500            4,012
  President and Chief            1996         250,000      152,000          5,055                  187,500               --
  Operating Officer              1995          46,535           --             --                       --               --

Rory J. Murphy................   1997         200,085      229,141         16,154                   60,000            1,087
  Executive Vice President,      1996         187,200       77,380         14,635                   67,500               --
  Restaurant Operations          1995         182,192           --         12,284                   22,500            2,849

Robert E. Wheaton.............   1997         200,000       70,000          9,344                   30,000               --
  Executive Vice President       1996           3,365           --             --                   37,500               --
                                 1995              --           --             --                       --               --

Robert W. Wisely..............   1997         170,465      173,520          8,604                   30,000               --
  Senior Vice President,         1996         155,923       41,502          3,266                   33,750               --
  Marketing                      1995              --           --             --                       --               --

----------

(1) "Other Annual Compensation" for fiscal 1997 includes the following amounts for Messrs. Thompson, Murphy, Wheaton and Wisely: (a) auto related payments of $1,252, $9,960, $9,344, and $8,604 respectively, (b) reimbursements for medical and dental costs of $3,344, $5,000, $0 and $0, respectively, and
     (c) payments of life insurance premiums of $1,735, $1,194, $0, and $0, respectively.

(2) The number of securities underlying options has been adjusted to reflect CKE's three-for-two stock split on January 22, 1997.

(3) "All Other Compensation" includes matching and voluntary contributions by CKE to CKE's employee stock purchase plan, voluntary contributory profit sharing and 401(k) savings plan for Messrs. Thompson and Murphy. For fiscal 1997, the amounts matched by CKE in the employee stock purchase plan were $4,012 and $1,087, respectively. As of January 1995, CKE no longer matches contributions to the CKE 401(k) savings plan. In fiscal 1997, there were no voluntary contributions by CKE to CKE's voluntary contributory profit sharing plan or 401(k) savings plan.

STOCK OPTIONS

     The following table sets forth certain information with respect to the stock options granted during fiscal 1997 to the Named Executive Officers and the potential realizable value of such stock options.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                           INDIVIDUAL GRANTS
----------------------------------------------------------------------------------------       POTENTIAL REALIZABLE
                                                                                                  VALUE AT ASSUMED
                                             PERCENTAGE OF                                        ANNUAL RATES OF
                                NUMBER OF    TOTAL OPTIONS                                          STOCK PRICE
                                SECURITIES     GRANTED TO                                        APPRECIATION FOR
                                UNDERLYING    EMPLOYEES IN  EXERCISE OR                             OPTION TERM(3)
                                  OPTIONS        FISCAL     BASE PRICE    EXPIRATION        -----------------------------
        NAME                    GRANTED (#)       YEAR     ($/SHARE)(1)     DATE(2)            5%($)            10%($)
        ----                   ------------      -------   ------------  --------------     ------------      -----------
William P. Foley II.........      187,500         16.6%     $   19.67    Nov. 13, 2006       $2,323,164       $5,863,224

C. Thomas Thompson..........      187,500         16.6%     $   19.67    Nov. 13, 2006       $2,323,164       $5,863,224

Rory J. Murphy..............       60,000          5.3%     $   19.67    Nov. 13, 2006       $  743,413       $1,876,232

Robert E. Wheaton...........       30,000          2.7%     $   19.67    Nov. 13, 2006       $  371,706       $  938,116

Robert W. Wisely............       30,000          2.7%     $   19.67    Nov. 13, 2006       $  371,706       $  938,116

----------

(1)  The fair market value of CKE's Common Stock on the date of grant.

(2) All the options vest 33 1/3% on the first anniversary of the date of grant, 33 1/3% on the second anniversary of the date of grant and 33 1/3% on the third anniversary of the date of grant.

(3) Calculated over a ten-year period, representing the terms of the options. These are assumed rates of appreciation, and are not intended to forecast future appreciation of the CKE Common Stock.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth certain information with respect to stock options exercised during fiscal 1997 and year-end stock option values for each of the Named Executive Officers.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                               NUMBER OF
                                                                              SECURITIES
                                                                              UNDERLYING             VALUE OF UNEXERCISED
                                                                          UNEXERCISED OPTIONS        IN-THE-MONEY OPTIONS
                                                                          AT FISCAL YEAR-END          AT FISCAL YEAR-END
                                                                                   (#)                        ($)
                               SHARES ACQUIRED        VALUE REALIZED          EXERCISABLE/               EXERCISABLE/
     NAME                      ON EXERCISE (#)              ($)(1)           UNEXERCISABLE             UNEXERCISABLE(1)
     ----                    -------------------      --------------         -------------             ----------------

William P. Foley II....                    --                    --        140,000   /  426,250      $1,970,663 / $3,682,200

C. Thomas Thompson                         --                    --         62,500   /  312,500      $ 811,475 / $2,013,513

Rory J. Murphy.........                22,407              $337,782        142,431   /  112,500      $2,238,097 / $ 872,498

Robert E. Wheaton......                    --                    --         12,500   /   55,000       $ 138,538 / $ 339,565

Robert W. Wisely.......                    --                    --         11,250   /   52,500       $ 164,791 / $ 392,073

------------

(1) In accordance with the rules of the Securities and Exchange Commission, values are calculated by subtracting the exercise price from the fair market value of the underlying Common Stock. For purposes of this table, the fair market value is deemed to be $21.75, the closing price of the Common Stock of CKE reported by the New York Stock Exchange on January 27, 1997.

EMPLOYMENT AGREEMENTS

     In November 1994, CKE entered into a two-year employment agreement with C. Thomas Thompson which provides for an annual base salary and cash bonuses during his employment term. In March 1996, Mr. Thompson's employment agreement was amended to extend the employment term to March 31, 1999. The amendment provides for an increase in annual base salary to $285,000, commencing April 1, 1996, and increases in base salary to $325,000 for the fiscal year ending January 26, 1998 if Mr. Thompson earns a bonus of $150,000 or greater for the fiscal year ending January 27, 1997, and $350,000 for the fiscal year ending January 25, 1999 if Mr. Thompson earns a bonus of $150,000 or greater for the fiscal year ending January 26, 1998. In the event CKE terminates Mr. Thompson's employment without cause, CKE will be obligated to pay a lump sum equal to the lesser of six month's compensation or the balance of compensation due for the remainder of the employment agreement, plus any accrued and unpaid compensation. In addition, the employment agreement provides for certain payments in the event CKE is acquired by or merged with another entity, or another entity acquires all or substantially all of CKE's assets, resulting in such other entity gaining direction or control of CKE and Mr. Thompson being terminated for reasons other than cause. In such event, Mr. Thompson's agreement requires CKE to pay, in a lump sum, Mr. Thompson's base salary for the balance of the employment term. The amendment also provides for a one time cash bonus based on performance criteria specified by CKE's Compensation Committee in addition to the current bonus for the second year provided for under the agreement, and an annual bonus during the extended term based upon performance criteria specified by CKE's Compensation Committee.

     Effective in January 1996, CKE entered into a two-year employment agreement with Robert E. Wheaton. Mr. Wheaton's annual base salary payable under this agreement is $200,000. Mr. Wheaton's employment agreement provides for an annual bonus based upon performance criteria specified by the Compensation Committee. In the event of a change of control or termination of employment without cause, vesting of such options shall accelerate to the date of termination and Mr. Wheaton shall have ninety (90) days after such termination within which to exercise the options. In the event CKE terminates Mr. Wheaton without cause, CKE will be obligated to pay a lump sum equal to the balance of compensation due for the remainder of the employment agreement, plus any accrued and unpaid compensation. In addition, the employment agreement provides for certain payments in the event CKE is acquired by or merged with another entity, or another entity acquires all or substantially all of CKE's assets, resulting in such other entity gaining direction or control of CKE and Mr. Wheaton is terminated for other than cause. In such event, Mr. Wheaton's agreement requires CKE to pay, in a lump sum, Mr. Wheaton's base salary for the balance of the employment term.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 1997, the members of the Compensation Committee of CKE's Board of Directors were Messrs. Churm, Willey and Carl L. Karcher. Neither of Messrs. Churm or Willey was an officer, former officer or employee of CKE during fiscal 1997. Mr. Karcher was employed by CKE in various capacities from February 1968 to May 1985, including Vice President Manufacturing and Distribution. Mr. Karcher resigned as a member of the Compensation Committee in February 1997. During fiscal 1997, Mr. Foley served as Chairman of the Board and Chief Executive Officer of Fidelity National Financial, Inc., Mr. Lane served as a director of Fidelity National Financial, Inc., and Mr. Willey served as President and a director of Fidelity National Financial, Inc.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires CKE's executive officers and directors, and persons who own more than 10% of a registered class of CKE's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish CKE with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, CKE believes that, during fiscal 1997, all filing requirements applicable to its executive officers, directors and greater than 10% stockholders were satisfied, except that the Form 4 required to be filed in February 1997 by Byron Allumbaugh, reflecting the direct ownership of shares of CKE's Common Stock purchased by him, was approximately two weeks late.

                    TRANSACTIONS WITH OFFICERS AND DIRECTORS

     CKE leases the land and buildings, which include the headquarters of CKE, its distribution center and one restaurant location in Carl Karcher Plaza, located at 1200 North Harbor Boulevard, Anaheim, California from Carl N. Karcher, as sole trustee of the Carl N. and Margaret M. Karcher Trust (the "Trust"). The original term of the lease expires in April 2003, and CKE has the option to renew the leases for two additional five-year terms. The current rent under these leases is $89,276 per month, subject to adjustment every five years. CKE also leases two adjacent parcels of land in Carl Karcher Plaza from the Trust. One parcel is being utilized by CKE for its training facilities and parking. The rent is $5,443 per month, subject to adjustment every five years. The other parcel is being utilized, in part, for the distribution center parking and storage. The unused portion of this parcel has been subleased to various small commercial tenants. The rent for this second parcel is $6,250 per month, also subject to adjustment every five years. The lease term for both parcels expires in April 2003, and CKE has the option to renew each of these leases for two additional five-year terms. The aggregate rents paid by CKE to the Trust for the corporate offices and adjacent facilities during fiscal 1997 were $1,211,625.

     CKE presently has two leases with the Trust with respect to restaurant properties. The terms of these leases range from 20 to 35 years. The minimum monthly rental is the greater of $6,799 or 5.5% of annual gross sales in one of the leases, and a minimum monthly rental for improvements of $2,871 or 4% of annual gross sales and a fixed monthly rental of $5,699 for the land, in the other lease. The leases expire in May 1999 and May 2010, respectively. CKE purchased a third restaurant property, previously leased from the Trust, in September 1996 for a purchase price of $1,059,434. The aggregate rents paid by CKE to the Trust for these restaurant properties during fiscal 1997 were $252,014.

     In January 1994, CKE entered into an Employment Agreement with Carl N. Karcher which expires in January 1999. The contract provides that Mr. Karcher will be employed as the Chairman Emeritus of the Board as a non-executive officer reporting to the Chief Executive Officer. It provides for a base salary of $400,000 with bonuses to be paid in the sole and absolute discretion of the Chairman of the Board and the Compensation Committee. The agreement entitles Mr. Karcher to participate in CKE's stock option program and provided for an initial grant of an option to purchase 150,000 shares with an exercise price equal to the then fair market value of CKE's Common Stock on the date of grant, which was $8.92. The agreement provides that if Mr. Karcher is terminated by CKE without cause or, if after a change in control of CKE following a merger, sale of assets or acquisition, Mr. Karcher is terminated or exercises his right to terminate employment following a change in control, Mr. Karcher becomes entitled to payments due under the agreement as they become due for the remainder of the term without the obligation of further services. The agreement also provides for a retirement benefit for Mr. Karcher in the amount of $200,000 per year for life after the end of the employment term.

     During fiscal 1995, CKE made two advances to Carl N. Karcher aggregating $714,756. CKE accepted a promissory note in payment of the first, totaling $250,000, which was paid in full in fiscal 1997. The second advance, which totaled $464,756, is noninterest-bearing, is currently being repaid through biweekly payroll deductions, and will be paid in full in December 1998. During fiscal 1997, the largest amount outstanding under these advances was $594,692, of which $222,354 remained outstanding at the end of fiscal 1997.

     CKE leases a restaurant property from Loren C. Pannier, an executive officer of CKE, and his wife. This lease expires in July 2004 and provides for a minimum monthly rental equal to the greater of $4,910 or 5% of annual gross sales of the Carl's Jr. restaurant at that location. CKE leases two additional restaurant properties in which Mr. Pannier has a 56% and a 33% undivided interest. These leases expire between January 2001 and April 2002 and provide for minimum monthly rentals equal to the greater of $3,290 or 5.5% of annual gross sales of the Carl's Jr. restaurant at one location and the greater of $3,440 or 6% of annual gross sales of the Carl's Jr. restaurant at the other location. The aggregate rents paid by CKE to Mr. Pannier under all three leases during fiscal 1997 were $134,544.

     CLK, Inc. ("CLK") is a franchisee of CKE and currently operates 23 Carl's Jr. restaurants. Carl L. Karcher is a son of Carl N. Karcher, a director of CKE, and an affiliate of CLK. In connection with the operation of its 23 franchised restaurants, CLK regularly purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal 1997, these purchases totaled approximately $6,148,941. During fiscal 1997, CLK paid royalty fees of $746,554 and advertising and promotional fees of $752,790 for all 23 restaurants combined. CLK is also a lessee or sublessee of CKE with respect to 15 restaurant locations. Rental payments equal the greater of a percentage of the annual gross sales, ranging from 5% to 10%, of the restaurant or minimum monthly rentals ranging from $4,157 to $8,750. The leases expire between November 1999 and June 2011. The rents paid under these leases during fiscal 1997 aggregated $1,168,939. CLK was also indebted to CKE in fiscal 1997 under an interest bearing promissory note. The largest aggregate amount outstanding under this note during fiscal 1997 was $143,061, none of which remained payable to CKE at the end of fiscal 1997.

     JCK, Inc. ("JCK") is a franchisee of CKE and currently operates seven Carl's Jr. restaurants. Joseph C. Karcher is a son of Carl N. Karcher and an affiliate of JCK. In connection with the operation of its seven franchised restaurants, JCK regularly purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal 1997, these purchases totaled approximately $1,372,144. During fiscal 1997, JCK was not obligated to pay royalty fees, but paid advertising and promotional fees of $192,450. In December 1994, CKE loaned the amount of $324,168 to JCK pursuant to the terms of a loan agreement. During fiscal 1997 the largest aggregate amount outstanding under the loan agreement was $305,118, none of which remained outstanding at the end of fiscal 1997.

     Wiles Restaurants, Inc. ("Wiles") is a franchisee of CKE and currently operates eight Carl's Jr. restaurants. Anne M. Wiles is a daughter of Carl N. Karcher and an affiliate of Wiles. In connection with the operation of its eight franchised restaurants, Wiles regularly purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal 1997, these purchases totaled approximately $2,353,752. During fiscal 1997, Wiles paid royalty fees of $293,969 and advertising and promotional fees of $242,580 for all eight restaurants combined. Wiles is also a lessee of CKE with respect to one restaurant location. Rental payments equal the greater of 8% of the annual gross sales of the restaurant or a minimum monthly rental equal to $10,270. The rents paid under this lease during fiscal 1997 aggregated $109,726.

     Bernard Karcher Investments, Inc. ("BKI") is a franchisee of CKE and currently operates 12 Carl's Jr. restaurants. Bernard W. Karcher is a brother of Carl N. Karcher and an affiliate of BKI. In connection with the operation of its 12 franchised restaurants, BKI regularly purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal 1997, these purchases totaled approximately $3,940,242. During fiscal 1997, BKI paid royalty fees of $489,019 and advertising and promotional fees of $453,173 for all 12 restaurants combined. BKI is also a lessee of CKE with respect to two restaurant locations. Rental payments equal a percentage of annual gross sales, ranging from 7.5% to 10%, for one of the restaurants and a fixed monthly rental of $9,600 for the other. The leases expire in January 2006 and September 2012, respectively. The rents paid under these two leases during fiscal 1997 aggregated $269,766.

     R.W.W., Inc. ("RWW") is a franchisee of CKE and currently operates seven Carl's Jr. restaurants. Robert W. Wisely, an officer of CKE, is an affiliate of RWW. In connection with the operation of its seven restaurants, RWW regularly purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal 1997, these purchases totaled approximately $1,904,249. During fiscal 1997, RWW paid royalty fees of $149,179 and advertising and promotional fees of $277,665. RWW is also a sublessee of CKE with respect to six restaurant locations. Rental payments equal a percentage of the annual gross sales of the restaurant ranging from 4% to 12.5%, or minimum monthly rentals ranging from $9,166 to $9,473. The leases expire between August 1999 and July 2006. Total rents paid under these six leases during fiscal 1997 aggregated $461,797.

     TWM Industries ("TWM") is a franchisee of CKE and currently operates 15 Carl's Jr. restaurants. C. Thomas Thompson, an executive officer of CKE, is an affiliate of TWM. In connection with the operation of its 15 franchised restaurants, TWM regularly purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal 1997, these purchases totaled approximately $3,413,263. During fiscal 1997, TWM paid royalty fees of $404,039 and advertising and promotional fees of $544,836. TWM was also a lessee or sublessee of CKE with respect to 13 restaurant locations during fiscal 1997. Two of these leases expired in fiscal 1997, and a third was assigned to TWM in March 1997. Rental payments equal a percentage of the annual gross sales of the restaurants ranging from 3.5% to 8% or a minimum monthly rental ranging from $3,000 to $8,056. The leases expire between April 1999 and January 2012; one lease is on a month-to-month tenancy. Total rents paid under these thirteen leases during fiscal 1997 aggregated $712,065.

     KWK Foods, L.L.C. ("KWK") is a franchisee of CKE and currently operates three Carl's Jr. restaurants. Carl L. Karcher is the son of Carl N. Karcher, a Director of CKE and an affiliate of KWK and CLK. Joseph C. Karcher is the son of Carl N. Karcher and an affiliate of KWK and JCK. Gary Wiles is a son-in-law of Carl N. Karcher and an affiliate of KWK and Wiles. KWK is obligated, pursuant to a Development Agreement with CKE, to develop and become a franchisee with respect to ten additional Carl's Jr. restaurants at varying times between 1997 and 2004. In connection with the operation of its three franchised restaurants, KWK regularly purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal 1997, these purchases totaled approximately $176,484. During fiscal 1997, KWK paid royalty fees of $7,938 and advertising and promotional fees of $23,237. KWK was also a sublessee of CKE with respect to one restaurant location during fiscal 1997. Rental payments are a fixed monthly rental of $8,183. The lease expires in September 2015. Total rents paid under this lease during fiscal 1997 aggregated $16,367. KWK purchased three restaurants from CKE during fiscal 1997. In connection with that purchase, CKE agreed to guarantee up to $580,000 of a loan to KWK from an independent third party.

     In December 1995, CKE sold certain of its franchise notes receivable, with recourse, to an independent third party. Included in the franchise notes receivable sold were notes in the aggregate principal amount of $1,379,689 payable to CKE from CLK, Wiles and RWW. In connection with this transaction, CKE also agreed to guarantee the payment obligations of CLK, Wiles and RWW under these notes in fiscal 1998 up to a maximum amount of $604,643.

     Restaurants leased from related parties generally were constructed by CKE on land acquired by CKE. The properties were then sold to these parties and leased back by CKE. CKE believes that these sale and leaseback arrangements are at rental rates generally similar to those with unaffiliated third parties. Except as described above, all of the foregoing franchise and lease arrangements are on terms generally similar to those with unaffiliated parties.


                              INDEPENDENT AUDITORS

     Selection of an independent auditor is made by the Board of Directors upon consultation with the Audit Committee. CKE's independent auditor for the fiscal year ended January 27, 1997 was KPMG Peat Marwick LLP. The Board of Directors will vote upon the selection of an auditor for the current fiscal year at a future Board meeting.

     Representatives of KPMG Peat Marwick LLP are expected to attend the Meeting and be available to respond to appropriate questions. The representatives of KPMG Peat Marwick LLP also will have an opportunity to make a formal statement, if they so desire.

                 STOCKHOLDERS' PROPOSALS FOR 1998 ANNUAL MEETING

     Pursuant to the rules of the Securities and Exchange Commission, proposals by eligible stockholders (as defined below) which are intended to be presented at CKE's Annual Meeting of Stockholders in 1998 must be received by CKE by January 14, 1998 in order to be considered for inclusion in CKE's proxy materials. The Board of Directors of CKE will determine whether any such proposal will be included in its 1998 proxy solicitation materials. An eligible stockholder is one who is the record or beneficial owner of at least 1% or $1,000 in market value of securities entitled to be voted at the 1998 Annual Meeting and has held such securities for at least one year, and who shall continue to own such securities through the date on which the meeting is held.



                                  ANNUAL REPORT


     CKE's 1997 Annual Report, including consolidated financial statements for fiscal 1997, accompanies this Proxy Statement. The Annual Report is not to be regarded as proxy solicitation material.

     Stockholders are urged to sign and return their proxies without delay.


COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 27, 1997, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE PROVIDED TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO INVESTOR RELATIONS, CKE RESTAURANTS, INC., P. O. BOX 4349, ANAHEIM, CALIFORNIA 92803.

PROXY


                              CKE RESTAURANTS, INC.
                           1200 NORTH HARBOR BOULEVARD
                            ANAHEIM, CALIFORNIA 92801


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CKE RESTAURANTS, INC. The undersigned hereby appoints William P. Foley II and Carl A. Strunk, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated below, all the shares of Common Stock of CKE Restaurants, Inc. held of record by the undersigned on April 28, 1997, at the Annual Meeting of Stockholders to be held on June 18, 1997 and any postponements or adjournments thereof.

PLEASE DATE, SIGN ON REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE.


                            - FOLD AND DETACH HERE -

1. ELECTION OF DIRECTORS:                     FOR all of the nominees listed          WITHHOLD AUTHORITY to vote for
(INSTRUCTION: To withhold authority           below (except as marked to the          all nominees listed below
to vote for any individual nominee            contrary below)
strike a line through the nominee's
name in the list below.)

                                                  [    ]                                       [   ]
WILLIAM P. FOLEY II---CARL N. KARCHER---
     W. HOWARD LESTER


2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before such meeting or any and all postponements or adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THE PROXIES WILL VOTE FOR THE NOMINEES LISTED ABOVE, AND IN THEIR DISCRETION ON MATTERS DESCRIBED IN
ITEM 2.


                                       DO YOU PLAN TO ATTEND THE MEETING?

                                       YES [  ]     NO [  ]


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


Signature______________________________

Signature if held jointly___________________________________

Dated:__________, 1997


Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.


                            - FOLD AND DETACH HERE -